 Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
for Tender of Common Units
of
WORLD POINT TERMINALS, LP
at
$17.30 Net per Unit in Cash
Pursuant to the Offer to Purchase dated June 2, 2017
by
World Point Terminals, Inc.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 29, 2017, UNLESS THE OFFER IS EXTENDED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a unitholder wishes to participate in the Offer and (a) certificates representing common units (the “Units”) of World Point Terminals, LP, a Delaware limited partnership, are not immediately available, (b) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (c) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary and must include a guarantee by a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), as described in the Offer to Purchase under “The Offer—Section 2—Acceptance for Payment and Payment for Units.”
The Depositary for the Offer is:
If delivering by mail:	By overnight courier:
Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V, Canton, MA 02021
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO. SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver a properly completed and duly executed Letter of Transmittal or a message, transmitted through electronic means by the Depository Trust Company (“DTC”) to, and received by the Depositary and forming a part of a confirmation of a book-entry transfer of Units into the Depositary’s account at the DTC (“Book-Entry Confirmation”), which states (x) that DTC has received an express acknowledgment from the participant in DTC tendering the Units which are the subject of that Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and (y) that the Offeror (as defined below) may enforce that agreement against the participant (together with a hard copy printout evidencing such message generated by a computer terminal maintained at the Depositary’s office, an “Agent’s Message”) and certificates for Units or book-entry Units that are the subject of this Notice of Guaranteed Delivery to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Ladies and Gentlemen:
The undersigned hereby tenders to World Point Terminals, Inc., a Delaware corporation (the “Offeror”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 2, 2017, and the related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the “Offer”) receipt of which is hereby acknowledged, the number Units of World Point Terminals, LP, a Delaware limited partnership, specified below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchaser under “The Offer—Section 3—Procedure for Tendering Units.”
Number of Units Tendered:
Unit Certificate Number(s) (if available):
☐
Check here and complete the information below if Units will be tendered by book entry transfer.

Name of Tendering Institution:
DTC Participant Number: (if applicable)
Transaction Code Number: (if applicable)
Date:
Name(s) of Record Owner(s):
(Please Type or Print)
Address(es):
(Including Zip Code)
Area Code and Telephone Number:
Signature(s):
GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a member in good standing of an Eligible Institution, hereby guarantees that either the certificates representing the Units tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Units into the Depositary’s account at DTC (pursuant to the procedures set forth in the Offer to Purchase under “The Offer—Section 3—Procedure for Tendering Units”), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates representing the Units and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:
Address:
(Including Zip Code)
Area Code and Telephone Number:
Authorized Signature:
Name:
(Please Type or Print)
Title:
Dated:
NOTE: DO NOT SEND UNIT CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE DEPOSITARY WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR UNITS TENDERED THROUGH DTC).